As filed with the Securities and Exchange Commission on May 25, 2007
Registration No. 333-130873

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-1
ON
FORM S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933
PREMIER EXHIBITIONS, INC.
(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation or organization)	7900 (Primary Standard Industrial Classification Code Number)	20-1424922 (I.R.S. Employer Identification Number)
3340 Peachtree Road, NE, Suite 2250
Atlanta, Georgia 30326
(404) 842-2600
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Arnie Geller
President and Chief Executive Officer
Premier Exhibitions, Inc.
3340 Peachtree Road, NE, Suite 2250
Atlanta, Georgia 30326
Tel: (404) 842-2600
Fax: (404) 842-2626
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Brian Wainger, Esq. Vice President and Chief Legal Counsel Premier Exhibitions, Inc. 3340 Peachtree Road, NE, Suite 2250 Atlanta, Georgia 30326 Tel: (404) 842-2600 Fax: (404) 842-2626	Daniel R. Kinel, Esq. Harter Secrest & Emery LLP 1600 Bausch & Lomb Place Rochester, New York 14604 Tel: (585) 232-6500 Fax: (585) 232-2152
Approximate date of commencement of proposed sale to the public: From time to time after this Post-Effective Amendment to this Registration Statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☑
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE
     This Post-Effective Amendment No. 1 to Form S-1 on Form S-3 is being filed to convert the Registrant’s registration statement on Form S-1 (No. 333-130873) into a registration statement on Form S-3. A Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3. A filing fee of $2,190 was previously paid in connection with the registration statement (No. 333-130873) filed by the Registrant with the Securities and Exchange Commission on January 5, 2006.

The information in this prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the selling shareholders are not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated May 25, 2007
PROSPECTUS
Premier Exhibitions, Inc.
4,956,577 Shares of Common Stock
This prospectus relates to the resale of up to 4,956,577 shares of our common stock, from time to time, by some of our shareholders:
•	who purchased shares of our common stock during a private placement that we completed in October 2005; or

•	who may purchase shares of our common stock by exercising warrants that we granted to them in connection with the October 2005 private placement.
     These shareholders are referred to throughout this prospectus as the “selling shareholders.” The selling shareholders may sell the common stock covered by this prospectus, from time to time, directly or through agents or dealers, on terms to be determined at the time of sale. The prices at which the selling shareholders may sell their shares will be determined by the prevailing market price for the shares at the time of sale or in negotiated transactions.
     The selling shareholders will receive all of the proceeds from any sales of our common stock made pursuant to this prospectus. Accordingly, we will receive no proceeds from sales of our common stock made pursuant to this prospectus. We are paying the expenses of registering the shares covered by this prospectus and preparing this prospectus, but the selling shareholders will pay any selling expenses incurred by them in connection with the shares of common stock covered by this prospectus.
     Our common stock is quoted on the NASDAQ Global Market under the symbol “PRXI.” On May 24, 2007, the closing price of our common stock on the NASDAQ Global Market was $13.54 per share.
     Investing in our common stock involves a high degree of risk. Please see the section entitled “Risk Factors” beginning on page 6 of this prospectus to read about risks you should consider before buying our common stock.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is May 25, 2007.

     In this prospectus, “Premier Exhibitions,” “the company,” “we,” “us” and “our” refer to Premier Exhibitions, Inc., a Florida corporation, and its subsidiaries, taken as a whole, unless the context otherwise requires. In this prospectus, the “Securities Act” refers to the Securities Act of 1933, as amended. We reorganized our corporate structure on October 14, 2004. As a result, the name of our company changed from “RMS Titanic, Inc.” to “Premier Exhibitions, Inc.”
     We have not authorized any dealer, salesperson or other person to give you any information or to make any representations to you, other than those contained or incorporated by reference in this prospectus, in connection with the offer contained in this prospectus and, if given or made, you should not rely on such information or representations as having been authorized by us.
     This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, securities other than those specifically offered hereby or of any securities offered hereby in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. The information contained in this prospectus speaks only as of the date of this prospectus unless the information specifically indicates that another date applies.
     This prospectus has been prepared based on information provided by us and by other sources that we believe are reliable. In addition, this prospectus summarizes certain documents and other information in a manner we believe to be accurate, but we refer you to the actual documents, if any, for a more complete understanding of the documents that we discuss in this prospectus. In making a decision to invest in our common stock, you must rely on your own examination of our company and the terms of the offering and the common stock, including the merits and risks involved.
     We incorporate by reference important information into this prospectus. You may obtain the information incorporated by reference following the instructions under “Where You Can Find More Information.” You should carefully read this prospectus as well as additional information described under “Incorporation by Reference,” before deciding to invest in shares of our common stock.
     We are not making any representation to you regarding the legality of an investment in the common stock by you under any legal investment or similar laws or regulations. You should not consider any information in this prospectus to be legal, business, tax or other advice. You should consult your own attorney, business advisor and tax advisor for legal, business and tax advice regarding an investment in the common stock.

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SUMMARY
     The following summary highlights information about the offering of common stock covered by this prospectus, but it may not contain all of the information that is important to you. You should read the entire prospectus carefully, including our financial statements incorporated by reference from our Annual Report on Form 10-K. You should also read “Risk Factors” beginning on page 6 for more information about important risks that you should consider before investing in our common stock.
Premier Exhibitions, Inc.
Our Company
     We are in the business of developing and touring museum quality exhibitions. We are perhaps best known for our Titanic exhibitions which we conduct through our wholly-owned subsidiary RMS Titanic, Inc. and which honor the ill-fated ocean liner, RMS Titanic. The Titanic has continued to captivate the thoughts and imaginations of millions of people throughout the world since 1912 when she struck an iceberg and sank in the North Atlantic Ocean on her maiden voyage. More than 1,500 of the 2,228 lives on board the Titanic were lost. The Titanic lies at 12,500 feet below the surface of the Atlantic Ocean, approximately 400 miles off the southern coast of Newfoundland.
     Since 1994 we have maintained our Salvor-in-Possession status of the Titanic wreck and wreck site as awarded by a federal district court. As such, we have the exclusive right to recover objects from the Titanic wreck site. Through our explorations, we have obtained and are in possession of the largest collection of data, information, images and cultural materials associated with the shipwreck. This includes oceanic material, metallurgical and scientific data, still photography and videotape (which has been converted to a digital format), as well as artifacts from the Titanic wreck site. We utilize this data and the artifacts for historical verification, scientific education and public awareness. We believe that our Salvor-in-Possession status puts us in the best position to provide for the archaeological survey, scientific interpretation, public awareness, historical conservation, and stewardship of the Titanic shipwreck.
     Our Titanic exhibitions have toured throughout the world and have been viewed by more than 18 million people. We currently operate seven Titanic exhibitions, six of which are known as “Titanic: The Artifact Exhibition” and one of which is known as “Titanic Science.” We generate income through ticket sales, third party licensing, sponsorship and merchandise sales. We intend to continue presenting Titanic exhibitions throughout the world in an enlightening and dignified manner that embodies respect for those who sailed with her.
     In 2004, we expanded our exhibitions beyond the Titanic into human anatomy exhibitions that explore the marvels of the human body. We currently operate eleven human anatomy exhibitions, ten of which are known as “Bodies...The Exhibition” and one of which known as “Bodies Revealed.” We plan to present additional human anatomy-based exhibitions in the future.
     We operate all of our exhibitions through wholly-owned subsidiaries. At this time, our wholly-owned subsidiary RMS Titanic, Inc. is operating our Titanic exhibitions. We adopted this holding company structure in October 2004. Prior to that, we conducted all of our business activities, including our exhibitions, exclusively through RMS Titanic, Inc. In the future, we plan to conduct additional exhibitions, unrelated to Titanic or human anatomy, and we expect that those exhibitions will be conducted through additional subsidiaries that we will organize as needed.
     Through February 28, 2007, the end of our most recent fiscal year (“fiscal year 2007”), we generated the majority of our revenue from activities related to our human anatomy exhibitions. Our principal sources of revenue are exhibition ticket sales, merchandise sales, licensing activities and sponsorship agreements.
Titanic Exhibitions
     Our Titanic exhibitions have been exhibited in more than 60 venues throughout the world, including venues in the United States, Canada, Germany, Norway, France, Greece, Japan, Switzerland, Chile, Argentina, China, Mexico and England. The following is a list of our Titanic exhibition locations and dates during fiscal year 2007:

•	The Zappion, Athens, Greece (October 8, 2005 to March 1, 2006);

•	St. Louis Science Center, St. Louis, Missouri (November 11, 2005 to April 15, 2006);

•	The AT Center, Seoul, South Korea (December 3, 2005 to March 1, 2006);

•	Queen Mary, Long Beach, California (December 17, 2005 to September 4, 2006);

•	OshKosh Public Museum, OshKosh, Wisconsin (February 4, 2006 to April 30, 2006);

•	Science Center of Iowa, Des Moines, Iowa (May 20, 2006 to August 20, 2006);

•	Miami Museum of Science and Planetarium, Miami, Florida (March 25, 2006 to October 15, 2006);

•	The Tropicana Resort and Casino, Las Vegas, Nevada (June 1, 2006 to an undetermined date);

•	The Metreon, San Francisco, California (June 10, 2006 to January 28, 2007);

•	El Paso Science Museum, El Paso, Texas (September 16, 2006 to February 25, 2007);

•	Cincinnati Museum Center at Union Terminal, Cincinnati, Ohio (November 4, 2006 to May 13, 2007);

•	Science Spectrum, Lubbock, Texas (October 5, 2006 to January 1, 2007);

•	Foro Polanco, Mexico City, Mexico (October 16, 2007 to January 1, 2007);

•	Atlanta Civic Center, Atlanta, Georgia (November 11, 2006 to May 6, 2007);

•	Turtle Bay Exploration Park, Redding, California (February 24, 2007 to May 28, 2007); and

•	Exploration Place, Wichita, Kansas (January 13, 2007 to March 25, 2007).
     The following lists our Titanic exhibition locations and dates that as of the date of this prospectus opened or are scheduled to open during our fiscal year ending February 28, 2008 (“fiscal year 2008”):
•	Royal BC Museum, Victoria, British Columbia, Canada (April 14, 2007 to October 14, 2007);

•	Visual Arts Center of Northwest Florida, Panama City, Florida (May 25, 2007 to September 3, 2007);

•	Denver Museum of Nature & Science, Denver, Colorado (June 22, 2007 to January 6, 2008);

•	Ontario Science Centre, Toronto, Canada (June 2, 2007 to January 6, 2008); and

•	European Tour beginning in Kiel, Germany (June 16, 2007 to an undetermined date).
     We anticipate opening additional Titanic exhibitions during fiscal year 2008. Due to the uncertainties involved in the development and setup of exhibitions, the opening dates may vary and the exhibit locations may change.
“Bodies...The Exhibition” and “Bodies Revealed” Exhibitions
     In March 2005, we acquired 100% of the membership interests in Exhibitions International, LLC, which enabled us to gain multi-year licenses and exhibition rights to multiple human anatomy exhibitions, each of which contains a collection of several whole human body specimens plus approximately 150 single human organs and body parts. We are presently in possession of eleven sets of medical specimens, one of which is known as “Bodies Revealed” and ten of which are known as “Bodies...The Exhibition.” We acquired the rights to produce these exhibitions through separate exhibition agreements.
     These specimens are assembled into anatomy-based exhibitions featuring preserved human bodies, and offer the public an opportunity to view the intricacies and complexities of the human body. The exhibitions include displays of dissected human bodies kept from decaying through a process called polymer preservation, also known as plastination. In essence, the bodies are drained of all fat and fluids, which are replaced with polymers such as silicone rubber, epoxy and polyester. This keeps the flesh from decaying and maintains its natural look. Skin from the bodies is removed, or partially removed, to reveal musculoskeletal, nervous, circulatory, reproductive or digestive systems. The full body specimens are complemented by presentation cases of related individual organs and body parts, both healthy and diseased, that provide a detailed look into the elements that comprise each system.
     “Bodies Revealed” debuted in August 2004 in Blackpool, England and was the first non-Titanic exhibition we produced. The following is a list of our “Bodies...The Exhibition” and “Bodies Revealed” exhibition locations during fiscal year 2007:
•	“Bodies...The Exhibition,” Museum of Science and Industry, Tampa, Florida (August 18, 2005 to February 26, 2006; extended to September 5, 2006);

•	“Bodies...The Exhibition,” South Street Seaport, New York, New York (November 19, 2005 to an undetermined date);

•	“Bodies...The Exhibition,” Atlanta Civic Center, Atlanta, Georgia (March 4, 2006 to September 4, 2006);

•	“Bodies Revealed,” Foro Polanco, Mexico City, Mexico (March 11, 2006 to September 11, 2006);

•	“Bodies...The Exhibition,” Earl’s Court Exhibition Centre, London, England (April 12, 2006 to July 30, 2006);

•	“Bodies...The Exhibition,” The Tropicana Resort and Casino, Las Vegas, Nevada (June 23, 2006 to an undetermined date);

•	“Bodies...The Exhibition,” The Shops at Sunset Place, Miami, Florida (September 22, 2006 to March 25, 2007);

•	“Bodies...The Exhibition,” 800 Pike Street (across from the Washington State Convention Center), Seattle, Washington (September 30, 2006 to April 29, 2007);

•	“Bodies Revealed,” Campus De La Salud, Echnoligico de Monterrey, Monterrey, Mexico (September 29, 2006 to January 1, 2007);

•	“Bodies...The Exhibition,” Beurs van Berlage Concert and Conference Hall, Amsterdam, The Netherlands (November 25, 2006 to April 14, 2007); and

•	“Bodies Revealed,” OCA Ibirapuera Park, Sao Paulo, Brazil (February 28, 2007 to July 29, 2007).
     The following lists our “Bodies...The Exhibition” and “Bodies Revealed” exhibition locations, as of the date of this prospectus, that opened or are scheduled to open during fiscal year 2008:
•	“Bodies...The Exhibition,” The Streets at Southpoint, Durham, North Carolina (April 5, 2007 to an undetermined date);

•	“Bodies...The Exhibition,” 1101 Wilson Boulevard (the former Newseum site), Arlington, Virginia (Washington, D.C. Metro Area) (April 14, 2007 to an undetermined date);

•	“Bodies...The Exhibition,” Westfield UTC, San Diego, California (May 12, 2007 to an undetermined date);

•	“Bodies...The Exhibition,” Carnegie Science Center, Pittsburgh, Pennsylvania (October 1, 2007 to an undetermined date);

•	“Bodies...The Exhibition,” Palacio dos Condes do Restelo, Lisbon, Portugal (May 5, 2007 to an undetermined date); and

•	“Bodies...The Exhibition,” Lucerna Prague, Czech Republic (May 5, 2007 to an undetermined date).
     We anticipate opening additional “Bodies...The Exhibition” and “Bodies Revealed” exhibitions during fiscal year 2008. Due to the uncertainties involved in the development and setup of exhibitions, opening dates may vary and exhibition locations may change.
Co-Production Agreements
     On September 20, 2006, we finalized the terms of an agreement pursuant to which we agreed to work with Sam Tour (USA), Inc., JAM Exhibitions, LLC and Concert Productions International, which we refer to collectively as “JAM”, to jointly present several of our human anatomy exhibitions. Pursuant to the agreement, we agreed to present at least nine human anatomy exhibitions jointly with JAM in the following locations: Tampa, New York, Atlanta, Mexico City, Seattle, Las Vegas, Amsterdam, Washington D.C. and San Diego. At this time, the exhibitions in Tampa, Atlanta, Mexico City, Seattle and Amsterdam have been completed successfully and have closed and the exhibitions in New York, Las Vegas, Washington D.C. and San Diego have commenced and are currently open. Previously, we had worked with JAM in accordance with an April 2005 term sheet that we terminated on September 7, 2006.
     Our September 20, 2006 agreement with JAM does not include certain of our human anatomy exhibitions which we are presenting independently or under separate license agreements and located in Monterrey, Mexico; Miami; Sao Paulo, Brazil; Lisbon, Portugal; Prague, Czech Republic; Pittsburgh; and Durham. In addition, the JAM agreement provides that, for the one-year period following the closing of the last jointly presented exhibition, JAM will not compete directly or indirectly with us in the presentation of a human anatomy exhibition.
Additional Exhibitions
     We intend to develop and present new exhibitions in the future, including additional exhibitions not related to the Titanic or to human anatomy.
Investing in our common stock involves risks. See “Risk Factors” beginning on page 6.
Our Contact Information and Websites
     Our principal executive offices are located at 3340 Peachtree Road, N.E, Suite 2250, Atlanta, Georgia 30326. Our telephone number is (404) 842-2600. Our website addresses are: www.prxi.com; www.rmstitanic.net; www.titanicscience.com; www.bodiesrevealed.com; and www.bodiestheexhibition.com. Except for any documents that are incorporated by reference into this prospectus that may be accessed from our websites, information on our websites is not part of this prospectus.
The October 2005 Private Placement
     We completed a private placement of securities on October 17, 2005, in which we sold units consisting of shares of our common stock and warrants to purchase shares of our common stock to the selling shareholders. Information about the selling shareholders can be found under the heading “Selling Shareholders” in this prospectus. Each unit consisted of 20,000 shares of our common stock at a price of $1.67 per share and a five-year warrant to purchase 13,320 shares of common stock at an exercise price of $2.50 per share. The warrants provide for customary anti-dilution adjustments in the event of stock splits, stock dividends and recapitalizations. The warrants do not confer any voting or other shareholder rights.
     We offered and sold the units in reliance on the exemption from the registration requirements of Section 5 of the Securities Act contained in Section 4(2) of the Securities Act. In connection with the sale, the selling shareholders represented to us that they were “accredited investors” within the meaning of Regulation D promulgated under the Securities Act.
     We sold units representing an aggregate of 2,975,136 shares of common stock and warrants to purchase an aggregate of 1,981,441 shares of common stock in the October 2005 private placement. The net proceeds to us were $4,968,478 and were used by us for general working capital purposes.
     In connection with the October 2005 private placement, we entered into registration rights agreements with the selling shareholders. Pursuant to the registration rights agreements, we are obligated to file a registration statement under the Securities Act to register the resale of the common stock underlying the units issued to the selling shareholders. This prospectus is part of the registration statement that we have filed to fulfill our obligations under the registration rights agreement.
Summary of this Offering

Issuer:	Premier Exhibitions, Inc.

Securities Offered:	The selling shareholders are offering up to 4,956,577 shares of our common stock. The shares consist of:

• 2,975,136 outstanding shares of common stock that we sold in the October 2005 private placement; and

• 1,981,441 shares of common stock that are issuable upon the exercise of the warrants we sold to the investors in the October 2005 private placement.

NASDAQ Symbol:	“PRXI”

Securities Outstanding:	As of April 20, 2007, we had 29,236,645 shares of our common stock issued and outstanding.

Use of Proceeds:	We will not receive any proceeds from sales of our common stock covered by this prospectus. The selling shareholders will receive all proceeds from sales of common stock covered by this prospectus.

Offering Price:	The offering price for the shares of common stock covered by this prospectus will be determined by the prevailing market price for the shares at the time of their sale or in negotiated transactions.

Risk Factors:	An investment in our common stock is highly speculative. You should read the “Risk Factors” section beginning on page 6 of this prospectus (along with other matters referred to and incorporated by reference in this prospectus) to ensure that you understand the risks associated with a purchase of our common stock.

Terms of Sale:	The terms of sale for the shares of our common stock covered by this prospectus will be determined at the time of their sale.

RISK FACTORS
     You should carefully consider the risks described below before purchasing our common stock. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business or cause the value of our common stock to drop. If any of the following risks actually occur, our business could be adversely affected. In those cases, the trading price of our common stock could decline, and you may lose the value of your investment in our securities.
Risks Related to Our Business
Until recently, we have had a history of operating losses, and there is no assurance that we will maintain profitability in the future.
     We have a history of operating losses. As recently as our fiscal year ended February 28, 2005, we experienced a net loss from continuing operations of $2,417,000. Only in the last two fiscal years have we achieved profitability. We cannot predict if we will continue to be profitable. It is uncertain if our future prospects will result in profitable operations and, if we experience future losses, the value of an investment in our common stock could decline significantly.
Our future operating results will depend on our ability to successfully implement our new business strategy, which in turn depends on many factors, some of which are beyond our control.
     We are a general exhibition company. Previously, we relied on third parties to produce our exhibitions, and we limited our exhibitions to displays of Titanic artifacts. However, we are now the sole producers of our Titanic exhibitions, and we no longer rely on third parties for the production of these exhibitions. Moreover, we have expanded our exhibitions beyond those related to the Titanic to include human anatomy exhibitions. Our future operating results will depend on many factors, some of which we believe are beyond our control, including:
•	our ability to continue to exhibit Titanic artifacts;

•	our ability to develop new exhibitions that the public will attend;

•	our ability to operate our exhibitions profitably; and

•	the continued popularity of and public demand for our exhibitions.
We may be unable to raise additional capital when needed, which would have a material adverse effect on our financial condition and our ability to conduct our operations.
     If we are unable to generate sufficient revenue for our planned operations, or if we encounter unforeseen costs, we will need to raise additional capital. We can give no assurances that additional capital will be available to us on favorable terms, or at all. Our inability to obtain additional capital, if and when needed, would have a material adverse effect upon our financial condition and our ability to continue to conduct our operations.
We may not be granted a salvage award that is commensurate with the efforts we have expended to recover items from the Titanic wreck site or may be prohibited from exhibiting Titanic artifacts already under our control.
     At a future date, a trial may be held in the U.S. District Court for the Eastern District of Virginia to determine a salvage award to compensate us for our efforts in recovering items from the wreck of the Titanic. Although the trial to determine the salvage award has been delayed indefinitely, the court has already ruled that it would likely not give us title to certain of the artifacts. As a result, at this time, the outcome of the salvage award trial is uncertain. It is possible that we may not be granted a salvage award that is commensurate with our recovery efforts. These outcomes could have a material adverse effect on our ability to conduct Titanic exhibitions, which could adversely affect our results of operations.
If we are unable to maintain our Salvor-in-Possession rights to the Titanic wreck and wreck site, our Titanic exhibitions could face increased competition and we could lose the right to exhibit Titanic artifacts.
     As recently as January 31, 2006, the U.S. Court of Appeals for the Fourth Circuit recognized that we are the exclusive Salvor-in-Possession of the Titanic wreck and wreck site. Salvor-in-Possession status enables us to prevent third parties from salvaging the Titanic wreck and wreck site and from interfering with our rights to salvage the wreck and wreck site. To maintain our Salvor-in-Possession rights, we must maintain a presence over the wreck site as interpreted by the courts. In addition, we may have to commence legal proceedings against third parties who attempt to violate our rights as Salvor-in-Possession, which may be expensive and time-consuming. Moreover, there are no assurances that the court will continue to recognize us as the sole and exclusive Salvor-in-Possession of the Titanic wreck and wreck site. If we were to lose our Salvor-in-Possession rights, our Titanic exhibitions could be exposed to competition and we could lose the right to exhibit certain of the Titanic artifacts. Either of these outcomes would have a material adverse effect on our operating results.
Our exhibitions are becoming subject to increasing competition.
     We believe that our Titanic exhibition business is changing. For example, an adverse ruling by the U.S. Court of Appeals for the Fourth Circuit left us with non-exclusive rights to photograph and film the Titanic wreck site. Because of this ruling, other companies can now photograph and film the Titanic wreck site, which exposes us to new competition that could, for example, result in our losing documentary opportunities. Moreover, it is possible that other companies may attempt to explore the Titanic wreck site in the future. If these companies were successful, we would face increased competition. Additionally, the availability of remote operated vehicles for charter from third parties to conduct expeditions may make it easier for others to gain access to the Titanic site in violation of our Salvor-in-Possession rights. These changes, as well as others, such as new laws and treaties or new interpretations of existing laws or treaties, could have a material adverse effect on our business.
     In addition, our “Bodies...The Exhibition” and “Bodies Revealed” exhibitions are subject to competition from other human anatomy exhibition vendors. To the extent other exhibition companies are successful at marketing and promoting competing exhibitions that are perceived more favorably than our exhibitions by the public, there could be a material adverse effect on our business.
We are subject to currency exchange rate fluctuations, which may negatively affect our results of operations.
     Our exhibitions tour outside the U.S. from time to time and our financial arrangements with our foreign vendors have historically been based upon foreign currencies. As a result, we are exposed to the risk of currency fluctuations between the U.S. dollar and the currencies of the countries in which our exhibitions are touring. If the value of the U.S. dollar increases in relation to these foreign currencies, our potential revenues from exhibition and merchandising activities outside the U.S. would be lowered and our results of operations could be harmed.
Our success depends on the services of our executive officers and key employees and the loss of their services could have a material adverse effect on our business.
     We believe that our future success depends to a significant degree on the skills and efforts of Arnie Geller, our president and chief executive officer; Stephen Couture, our vice president and chief financial officer; Tom Zaller, our vice president of exhibitions; and Brian Wainger, our chief legal counsel and vice president of business affairs. If we lose the services of Messrs. Geller, Couture, Zaller or Wainger, our business and operating results could be adversely affected.
We may be unable to hire and retain the skilled personnel we need to expand our operations and, as a result, could lose our competitive position.
     To meet our growth objectives and become a general exhibition company, we must attract and retain skilled technical, operational, managerial and sales and marketing personnel. If we fail to attract and retain the necessary personnel, we may be unable to achieve our business objectives and may lose our competitive position, which could lead to a significant decline in revenues. We face significant competition for these skilled professionals from other companies, research and academic institutions, government entities and other organizations.
SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     Except for historical facts, the statements in this prospectus are forward-looking statements. Forward-looking statements are merely our current predictions of future events. These statements are inherently uncertain, and actual events could differ materially from our predictions. Important factors that could cause actual events to vary from our predictions include those discussed under the heading “Risk Factors” in this prospectus. We assume no obligation to update our forward-looking statements to reflect new information or developments. We urge readers to review carefully the risk factors described in this prospectus and the other documents that we file with the Securities and Exchange Commission. You can read these documents at www.sec.gov.
     We do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, or to reflect any events or circumstances after the date of this prospectus or the date of any applicable prospectus supplement, except as required by law. Although we believe that our plans, intentions and expectations reflected in or suggested by the forward-looking statements made are reasonable, ultimately we may not achieve such plans, fulfill such intentions or meet such expectations.
USE OF PROCEEDS
     The selling shareholders are selling the shares of common stock covered by this prospectus. We will not receive any proceeds from sales of the common stock covered by this prospectus.
DESCRIPTION OF COMMON STOCK
     The following description includes the material terms of our common stock. However, it is a summary and is qualified in its entirety by the provisions of our Articles of Incorporation, with amendments, all of which have been filed as exhibits to the registration statement of which this prospectus is a part.
     Our authorized capital stock consists of 40,000,000 shares of common stock with a par value of $.0001 per share. No pre-emptive rights exist with respect to any of our common stock. Holders of shares of our common stock are entitled to one vote for each share on all matters to be voted on by the shareholders. Holders of our common stock have no cumulative voting rights. Holders of our common stock are entitled to share ratably in dividends, if any, as may be declared, from time to time, by our board of directors in its discretion, from funds legally available for any such dividends. In the event of a liquidation, dissolution or winding up of our company, the holders of our common stock are entitled to a pro rata share of all assets remaining after payment in full of all liabilities.
SELLING SHAREHOLDERS
The October 2005 Private Placement
     In October 2005, we completed a private placement of our securities, in which we sold units consisting of shares of our common stock and warrants to purchase shares of our common stock. Each unit consisted of 20,000 shares of common stock, par value $.0001 per share, at a price of $1.67 per share and a five-year warrant to purchase 13,320 shares of common stock at an exercise price of $2.50 per share. The units sold in the October 2005 private placement represented a total of 4,956,577 shares of our common stock. This total consists of 2,975,136 shares of our common stock and warrants to purchase up to 1,981,441 shares of our common stock. The warrants provide for customary anti-dilution adjustments in the event of stock splits, stock dividends, and recapitalizations. The warrants do not confer any voting rights or any other shareholder rights.

Registration Rights
     In connection with the October 2005 private placement, we entered into registration rights agreements with the selling shareholders who participated in the October 2005 private placement. Pursuant to those agreements, we were obligated to file a registration statement under the Securities Act to register the resale by the selling shareholders of all of the shares they received, or have the right to receive pursuant to the exercise of warrants, in the October 2005 private placement. The registration rights agreements contain deadlines by which we were required to use our commercially reasonable best efforts to file the registration statement with the Securities and Exchange Commission, have the registration statement declared effective and take certain other actions.
     Pursuant to the registration rights agreements we are also required to use our commercially reasonable best efforts to keep the registration statement continuously effective under the Securities Act until the date when all securities covered by the registration statement have been sold or may be sold without volume restrictions pursuant to Rule 144(k) under the Securities Act.
     We have filed a registration statement under the Securities Act to fulfill our obligations under the registration rights agreements, and this prospectus is part of that registration statement.
Selling Shareholder Information
     The following table presents information regarding the selling shareholders and the shares that they may offer and sell from time to time under this prospectus. This table is prepared based on information that has been supplied to us by the selling shareholders. The term “selling shareholders” includes the shareholders listed below as well as their transferees, pledgees, donees and other successors. The table assumes that the selling shareholders will sell all of the shares offered under this prospectus, including shares issuable upon the exercise of warrants. However, because the selling shareholders may offer all or some of their shares under this prospectus or in any other manner permitted by law, no assurances can be given as to the actual number of shares that will be sold by the selling shareholders or that will be held by the selling shareholders after their sales.
     Information concerning the selling shareholders may change from time to time. Changed information will be presented in a supplement to this prospectus as necessary and required by the rules of the Securities and Exchange Commission.
     Two of our shareholders, Joseph Marsh and William Marino, lent us an aggregate of $500,000 on May 5, 2004. The loan was unsecured, and was for a term of five years. The interest rate for the loan was the prime rate plus six percent. The loan required quarterly payments by us of principal in the amount of $25,000 and accrued interest. In consideration of the loan, we also issued an aggregate of 30,000 shares of our common stock to these shareholders, which we recorded as deferred interest. On April 26, 2006, we paid off the outstanding balance of the loan. Mr. Marino is one of the selling shareholders.
     Except for William Marino, we are not aware of any material relationship between us or any of our predecessors or affiliates during the past three years and any selling shareholder.

			Shares Owned
	Shares Owned		After the
	Before the	Number of	Offering
Name	Offering	Shares Offered	Number	Percent

Forrest John Bahl	333,200	333,200	0	*
Philip Barone	183,260	183,260	0	*
Tisha Chen	41,650	41,650	0	*
Marc Cohen	33,320	33,320	0	*
Icon Capital Partners, LP	99,960	99,960	0	*

			Shares Owned
	Shares Owned		After the
	Before the	Number of	Offering
Name	Offering	Shares Offered	Number	Percent

Alan Davidson	249,900	249,900	0	*
Margret Davidson	66,640	66,640	0	*
Marshall Davidson	33,320	33,320	0	*
M. St.-John Dinsmore	83,300	83,300	0	*
Jeanie Eastman	33,320	33,320	0	*
Donald Gage	33,320	33,320	0	*
Stuart Gauld	74,970	74,970	0	*
Bear Stearns Securities Corp As Custodian for Stuart Gauld	41,650	41,650	0	*
Douglas Gills	83,300	83,300	0	*
Jeffrey Glassman	24,940	24,940	0	*
Erik Goldring	249,900	249,900	0	*
Herbert Hardt	233,240	233,240	0	*
George Hart	83,300	83,300	0	*
John Harte MPP	33,320	33,320	0	*
Robert Kantor	99,960	99,960	0	*
Becker & Becker	99,960	99,960	0	*
William Kaplan	33,320	33,320	0	*
Sterne Agee & Leach Cust FBO Harvey Kohn	33,320	33,320	0	*
Kohn Family LTD Partnership	49,880	49,880	0	*
Helen Kohn	49,880	49,880	0	*
William Marino	246,408	246,408	0	*
Robert McLain	54,978	54,978	0	*
Anne McMillen	33,320	33,320	0	*
Kishor Mehta	33,320	33,320	0	*
Nancy Fisher O’Toole	66,640	66,640	0	*
Sarah Palmer	116,620	116,620	0	*
CrossCap Partners Enhanced, L.P.	435,951	435,951	0	*
CrossCap Partners, L.P.	162,613	162,613	0	*
John Reynolds	83,300	83,300	0	*
John Reynolds	83,300	83,300	0	*
William Rogers	166,600	166,600	0	*
David Scher	166,600	166,600	0	*
Meyer Masters Lutl Pension Plan FBO Howard Shapiro	83,300	83,300	0	*
Howard Shapiro	166,600	166,600	0	*
Howard & Pam Shapiro	27,822	27,822	0	*
Howard & Dina Shapiro	27,822	27,822	0	*
Howard Shapiro A/C/F David Shapiro	27,822	27,822	0	*
Financial Trading Consultants	166,600	166,600	0	*

			Shares Owned
	Shares Owned		After the
	Before the	Number of	Offering
Name	Offering	Shares Offered	Number	Percent

Michael Silverstein	33,320	33,320	0	*
Charles Schwab & Co., Inc Cust FBO Suzanne Veilleux	33,320	33,320	0	*
Michael Vitas	33,320	33,320	0	*
Kenneth Wasserman	41,650	41,650	0	*
Barry Weinstein	33,320	33,320	0	*
Jeffrey Zimmerman	249,900	249,900	0	*

Total:	4,956,577	4,956,577

*	Less than one percent

PLAN OF DISTRIBUTION
     The selling shareholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded. Our common stock is currently quoted on the NASDAQ Global Market. They may also sell the shares in private transactions in accordance with applicable law. These sales may be at fixed or negotiated prices. The selling shareholders may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.
     The selling shareholders may also sell shares of our common stock under Rule 144 under the Securities Act, if available, rather than under this prospectus.
     Broker-dealers engaged by the selling shareholders may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling shareholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated.
     The selling shareholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. We are not aware of any agreement or understanding between any selling shareholder and any other person to distribute our common stock.
     We are required to pay certain fees and expenses incurred by us incident to the registration of the shares of our common stock.
LEGAL OPINION
     Harter Secrest & Emery LLP, Rochester, New York, has passed upon the validity of the shares of common stock being offered pursuant to this prospectus.
EXPERTS
     Kempisty and Company, Certified Public Accountants, P. C., independent registered accountants, have audited our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended February 28, 2007, as set forth in their report, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Kempisty and Company’s report, given their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION
     We are a public company, and we file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. Copies of the reports, proxy statements and other information may be read and copied at the Securities and Exchange Commission’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of such documents by writing to the Securities and Exchange Commission and paying a fee for the copying cost. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. All reports and other information that we file with the Securities and Exchange Commission are also available to the public from the Securities and Exchange Commission’s web site at www.sec.gov, under our company name or our CIK number: 0000796764.
     We make available through our web sites our annual reports on Form 10-K, our quarterly reports on Form 10-Q, current reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, as soon as reasonably practicable after we electronically file material with, or furnish it to, the Securities and Exchange Commission.
     This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission. Certain information in the registration statement has been omitted from this prospectus in accordance with the rules and regulations of the Securities and Exchange Commission. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus. For further information about us, and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits, which may be obtained as described above.
INCORPORATION BY REFERENCE
     The SEC allows us to “incorporate by reference” into this prospectus the information that we file with them. This means that we can disclose important information to you in this document by referring you to other filings we have made with the SEC. The information incorporated by reference is considered to be part of this prospectus, and later information we file with the SEC that is incorporated or deemed to be incorporated by reference into this prospectus will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the completion of the offering covered by this prospectus:
•	our Annual Report on Form 10-K for our fiscal year ended February 28, 2007, filed with the SEC on May 10, 2007;

•	our definitive proxy statement for our 2006 annual meeting of shareholders, filed with the SEC on June 28, 2006;

•	our current reports on Form 8-K filed with the SEC on March 2, 2007, March 13, 2007 and May 14, 2007; and

•	the description of our common stock, par value $0.0001 per share, contained in our Registration Statement on Form 8-A (Reg. No. 0-22926), filed with the SEC on November 22, 1993.
     This prospectus may contain information that updates, modifies or is contrary to information in one or more of the documents incorporated by reference in this prospectus. You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.
     Upon your written or oral request, we will provide at no cost to you a copy of any and all of the information that is incorporated by reference in this prospectus.

     Requests for such documents should be directed to:
Brian Wainger, Esq.
Corporate Secretary
Premier Exhibitions, Inc.
3340 Peachtree Road, NE, Suite 2250
Atlanta, Georgia 30326
Tel: (404) 842-2600
     You may also access the documents incorporated by reference in this prospectus through our website www.prxi.com. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

[Outside Back Cover of Prospectus]
Dealer Prospectus Delivery Obligation
     Until _________, 2007 (25 days from the date of this prospectus), all dealers that effect transactions in these securities, whether or not participants in this offering, may be required to deliver a prospectus.

PART II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 14. Other Expenses of Issuance and Distribution.
     Set forth below are the expenses expected to be incurred in connection with the issuance and distribution of the securities registered hereby. With the exception of the Securities and Exchange Commission registration fee, the amounts set forth below are estimates.

Nature of Expense	Amount

Registration fee	$2,190
Accounting fees and expenses	$5,000
Legal fees and expenses	$50,000
Transfer agent fees	$12,500
Printing and related fees	$50,000
Miscellaneous	$20,000

Total	$139,690

Item 15. Indemnification of Directors and Officers.
     Section 607.0850 of the Florida Business Corporation Act permits the indemnification of directors and officers of Florida corporations. Our charter provides that we shall indemnify our directors and officers to the fullest extent permitted by Florida law.
     Under Florida law, we have the power to indemnify our directors and officers against claims arising in connection with their service to us except when a director’s or officer’s conduct involves: (a) violations of criminal laws, unless the director had reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (b) deriving an improper personal benefit from a transaction; (c) voting for or assenting to an unlawful distribution; or (d) willful misconduct or conscious disregard for our best interests in a proceeding by or in the right of a shareholder.
     In addition, we have entered into agreements with certain of our directors and officers that contain provisions requiring us to indemnify them to the fullest extent permitted by Florida law. The agreements require us to indemnify our directors and officers to the extent permitted by our charter and to advance their expenses incurred in connection with a proceeding with respect to which they are entitled to indemnification.
     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers or persons in control pursuant to the foregoing provisions or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.
     Our charter limits the liability of current and former directors for monetary damages if they have acted in good faith and conformed to a standard of reasonable care. Furthermore, and notwithstanding anything to the contrary in our charter or bylaws, Section 607.0831 of the Florida Business Corporation Act limits the liability of directors for monetary damages for any statement, vote, decision or failure to act relating to management or policy of the corporation unless he or she breached or failed to perform her duties as a director, and the breach or failure constitutes: (a) a violation of criminal law, unless the director had reasonable cause to believe the conduct was lawful or had no reasonable cause to believe it was unlawful; (b) a transaction from which the director derived an improper personal benefit; (c) an unlawful distribution; (d) in a proceeding by or in the right of the corporation or one or more of our shareholders, conscious disregard for our best interests or willful misconduct; or (e) in a proceeding brought by someone other than the corporation or one or more of our shareholders, recklessness or an act or omission committed in bad faith, with malicious purpose, or in a manner exhibiting willful disregard of human rights, safety or property.

     We have purchased insurance with respect to, among other things, the liabilities that may arise under the statutory provisions referred to above. Our directors and officers are also insured against certain liabilities, including certain liabilities arising under the Securities Act of 1933, which might be incurred by them in such capacities and against which they are not indemnified by us.
Item 16. Exhibits
     The following documents are filed as exhibits to this registration statement:

Exhibit	Exhibit	Filed	Filed	Incorporated by Reference
No.	Description	Previously	Herewith	Form	Exhibit	Filing Date

2.1	Agreement and Plan of Merger, dated October 13, 2004, among the Registrant, RMS Titanic, Inc. and RMST Mergersub, Inc.			8-K	2.3	10-20-04

4.1	Form of the Registrant’s Common Stock Certificate			8-K/A	4.1	11-01-04

4.2	Form of Registration Rights Agreement from October 2005 private placement	X

5.1	Opinion of Harter Secrest & Emery LLP	X

23.1	Consent of Harter Secrest & Emery LLP (included in Exhibit 5.1)	X

23.2	Consent of Kempisty & Company, Certified Public Accountants, P.C.		X

24.1	Power of Attorney (included on signature page of S-3)		X
Item 17. Undertakings
(a) The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
     (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§ 230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
     Provided, however, that:
          (A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and
          (B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a posteffective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.
          (C) Provided further, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is for an offering of asset-backed securities on Form S-1 or Form S-, and the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB.
(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) If the registrant is relying on Rule 430B:
          (A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
          (B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
     (ii) If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
     (iii) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
     (iv) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
     (v) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
     (vi) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.
(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on May 25, 2007.

Premier Exhibitions, Inc.
/s/ Arnie Geller
Arnie Geller
President and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Arnie Geller and Stephen Couture, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits and schedules thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing, which they, or either of them, may deem necessary or advisable to be done in connection with this registration statement, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes or any of them, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Date	Signature	Title

May 25, 2007	/s/ Arnie Geller Arnie Geller	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

May 25, 2007	/s/ Stephen Couture Stephen Couture	Vice President and Chief Financial Officer, Director (Principal Financial Officer and Principal Accounting Officer)

May 25, 2007	/s/ Douglas Banker Douglas Banker	Director

May 21, 2007	/s/ N. Nick Cretan N. Nick Cretan	Director

May 25, 2007	/s/ Alan Reed Alan Reed	Director

EXHIBIT INDEX

Exhibit	Exhibit	Filed	Filed	Incorporated by Reference
No.	Description	Previously	Herewith	Form	Exhibit	Filing Date

2.1	Agreement and Plan of Merger, dated October 13, 2004, among the Registrant, RMS Titanic, Inc. and RMST Mergersub, Inc.			8-K	2.3	10-20-04

4.1	Form of the Registrant’s Common Stock Certificate			8-K/A	4.1	11-01-04

4.2	Form of Registration Rights Agreement from October 2005 private placement	X

5.1	Opinion of Harter Secrest & Emery LLP	X

23.1	Consent of Harter Secrest & Emery LLP (included in Exhibit 5.1)	X

23.2	Consent of Kempisty & Company, Certified Public Accountants, P.C.		X

24.1	Power of Attorney (included on signature page of S-3)		X